SECURITES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2001

Commission File Number 0-15582

MINUTEMAN INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Illinois	36-2262931
(State or other jurisdiction	(IRS Employer
incorporation or organization)	Identification No.)

111 South Rohlwing Road, Addison Illinois	60601
(Address of principal executive offices)	(Zip Code)

(630) 627-6900
(Registrant’s telephone number, including area code)

NO CHANGE
(Former name, former address and former fiscal year if changed since last report)

ITEM 6.  Appointments of Registrant's Directors.

On May 25, 2001, Eckart Kottkamp, Chairman of Hako-Werke Holding GmbH, was appointed by the Board of Directors to fill the vacancy on the Board created as a result of Tyll Necker’s death and to serve for the remainder of Mr. Necker’s term.  A copy of press release dated June 4, 2001, is attached hereto as Exhibit A.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2001

MINUTEMAN INTERNATIONAL, INC.

By:	/s/ Gregory J. Rau
Gregory J. Rau
President and Chief Executive Officer

By:	/s/ Thomas J. Nolan
Thomas J. Nolan
Vice President and Chief Financial Officer